EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Jerry S. Buckley (Media) (856) 342-6007 Leonard F. Griehs (Analysts) (856) 342-6428

CAMPBELL REPORTS SECOND QUARTER EARNINGS PER SHARE OF $.57
ON STRONG SALES GROWTH DRIVEN BY U.S. SOUP

     CAMDEN, NJ, February 23, 2004—Campbell Soup Company (NYSE: CPB) today reported diluted earnings per share for the second quarter ended February 1, 2004 of $.57 compared to $.56 recorded in the year-ago quarter.

     For the second quarter, net sales rose 9 percent to $2.1 billion, driven by the following:

•	Volume and mix increased 3 percent

•	Price added 2 percent

•	Increased promotional spending subtracted 1 percent

•	Currency added 5 percent

     Net earnings for the second quarter of fiscal 2004 were $235 million versus $231 million a year earlier.

     Diluted earnings per share for the first six months were $1.08, up 5 percent versus $1.03 a year ago, before the cumulative effect of accounting change. In fiscal 2003, the company recognized a one-time non-cash goodwill impairment charge of $31 million after taxes, or 8 cents per share, related to the adoption of SFAS No. 142.

     Net sales were $4.0 billion for the first six months, an increase of 11 percent compared with the year-ago period, reflecting the following factors:

•	Volume and mix increased 3 percent

•	Price added 2 percent

•	Currency added 5 percent

•	Acquisitions contributed 1 percent

     For the first half of fiscal 2004, the company reported net earnings of $446 million versus $423 million a year earlier before the cumulative effect of accounting change.

     Douglas R. Conant, Campbell’s President and Chief Executive Officer, said, “We again delivered solid financial performance in the quarter. We are successfully executing our highest strategic priority of revitalizing our U.S. soup business. We continue to generate excellent growth in our ready-to-serve soups and we are encouraged by the improved performance of our condensed soups. Across the broader portfolio, we see many examples of strong marketplace performance, including ‘V8’ beverages and ‘Pepperidge Farm’ in the U.S. and ‘Arnott’s’ in Australia.”

     Conant added, “Our strategy to drive improved top-line growth through investments in higher quality products and packaging, convenience, and integrated marketing is clearly paying off. Looking ahead, we will focus on continuing this top-line momentum, while improving our margin structure.”

     Consistent with earlier guidance, the company expects earnings per share of approximately $1.58 for fiscal 2004. In fiscal 2003, the company reported earnings per share of $1.52 before the cumulative effect of accounting change. For the third quarter of 2004, the company expects earnings per share to be approximately $.31.

     A summary of second quarter and first half segment results follows.

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North America Soup and Away From Home

     North America Soup and Away From Home sales increased 8 percent to $894 million in the quarter compared to the year-ago period, driven by strong volume and mix increases, offset by increased promotional spending. Operating earnings of $220 million were up 5 percent. Sales for the quarter break down as follows:

•	Volume and mix increased 5 percent

•	Price added 3 percent

•	Increased promotional spending subtracted 2 percent

•	Currency added 2 percent

     Further details include the following:

•	Ready-to-serve soup sales increased 17 percent for the quarter on shipment growth of 17 percent. This strong performance was driven by significantly enhanced promotional activity behind “Campbell’s Chunky” canned soups, as well as the continued positive impact of the “M’m! M’m! Good! To Go” convenience platform, which includes “Chunky” and “Select” microwaveable bowls and “Soup At Hand,” a line of convenient sippable soups designed for out-of-home consumption.

•	Condensed soup sales were even with a year ago as higher prices offset a 2 percent decline in shipments during the quarter. “Campbell’s” Chicken Noodle soup achieved particularly strong shipment growth in the quarter, offset by declines in cooking soups.

•	Broth sales declined 1 percent, as shipment growth of 1 percent was more than offset by higher promotional spending.

     For the first half of fiscal 2004, sales increased 8 percent to $1.7 billion with currency contributing 2 percentage points of the growth. Operating earnings increased 7 percent to $441 million, compared to the year-ago period.

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North America Sauces and Beverages

     North America Sauces and Beverages sales rose 2 percent to $324 million in the quarter and operating earnings decreased 14 percent to $72 million, due to higher costs of packaging and ingredients, quality improvements and unfavorable product mix. Sales for the quarter break down as follows:

•	Volume and mix increased 5 percent

•	Increased promotional spending subtracted 3 percent

     Further details include the following:

•	Strong sales gains in beverages were generated by effective marketing programs and new product introductions.

•	“Pace” Mexican sauce sales were solid, particularly around the Super Bowl.

•	Sales of “Prego” pasta sauce declined slightly due in part to the continued softness in the pasta category.

     For the first half of fiscal 2004, sales rose 4 percent to $651 million compared to the year-ago period. Operating earnings declined 7 percent to $150 million, due to higher costs of packaging and ingredients, quality improvements and unfavorable product mix.

Biscuits and Confectionery

     Biscuits and Confectionery sales increased 13 percent to $550 million in the quarter and operating earnings rose 3 percent to $90 million. Sales for the quarter break down as follows:

•	Volume and mix increased 2 percent

•	Price increases added 3 percent

•	Increased promotional spending subtracted 1 percent

•	Currency added 9 percent

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     Currency contributed 6 percentage points of the growth in operating earnings during the quarter. In the year-ago period, operating earnings were favorably impacted by an $8 million gain on the sale of a biscuit plant in Australia.

Further details include the following:

•	Pepperidge Farm delivered strong sales growth in cookies, crackers, and bread, while frozen products declined. The cookie business grew behind the introduction of Minis, smaller versions of Pepperidge Farm’s most popular cookies, and particularly strong sales during the holiday season. Bread sales increased due to distribution gains in the mass merchandise channel.

•	Godiva Chocolatier’s worldwide sales increased, behind continued strong growth in Asia. Same store sales trends in North America also improved in the quarter.

•	Sales of “Arnott’s” biscuits in Australia increased significantly in the quarter, driven by strong performance of “Shapes,” Australia’s #1 snack cracker, and chocolate varieties.

     For the first half of fiscal 2004, sales rose 16 percent to $1.0 billion compared to the year-ago period, with currency contributing 8 percentage points of the growth. Operating earnings increased 5 percent, with currency contributing 8 percentage points of the growth.

International Soup and Sauces

     International Soup and Sauces sales rose 14 percent to $332 million and operating earnings increased 15 percent to $39 million in the quarter. Sales for the quarter break down as follows:

•	Volume and mix decreased 2 percent

•	Price added 1 percent

•	Reduced promotional spending added 1 percent

•	Currency added 15 percent

•	Divestiture subtracted 1 percent

     Operating earnings growth was driven by favorable currency.

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     Further details include the following:

•	In Europe, branded sales grew for the second straight quarter led by strong performance in Germany and France, offsetting private label declines. In Germany, new single serve pouches of “Erasco” soups performed well. In France, “Liebig” aseptic soups had strong sales during the quarter.

•	In Asia Pacific, sales growth was driven by soup, broth and “V8” beverages.

     For the first half of fiscal 2004, sales increased 16 percent to $618 million, compared to the year-ago period. Currency contributed 14 percentage points of the sales growth. Operating earnings increased 23 percent to $74 million compared to the year-ago period with currency contributing 15 percentage points of the growth.

Conference Call

     The company will host a conference call to discuss these results on February 23, 2004 at 10:00 a.m. Eastern Standard Time. U.S. participants may access the call at 1-800-857-5156 and non-U.S. participants at 1-630-395-0021. Participants should call at least five minutes prior to the starting time. The passcode is Campbell Soup and the conference leader is Len Griehs. The call will also be broadcast live over the Internet at http://www.campbellsoupcompany.com and can be accessed by clicking on the Webcast banner. A recording of the call will be available approximately two hours after it is completed through midnight February 27, 2004 at 1-888-562-6139 or 1-402-280-9979.

Forward-Looking Statements

     This release contains “forward-looking statements” which reflect the company’s current expectations about its future plans and performance, including statements concerning the impact of marketing investments and strategies, new product introductions, and quality improvements on sales and earnings. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the company. Please refer to the company’s most recent Form 10-K and subsequent filings for a further discussion of these risks and uncertainties. The company disclaims any obligation or

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intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

About Campbell Soup Company

     Campbell Soup Company is a global manufacturer and marketer of high quality soup, sauce, beverage, biscuit, confectionery and prepared food products. The Company is 135 years old, with nearly $7 billion in annual sales and a portfolio of more than 20 market-leading brands. In North America, leading brands include “Campbell’s” soups, “Swanson” broths, “Pepperidge Farm” cookies, crackers, breads and frozen products, “V8” vegetable juices, “V8 Splash” juice beverages, “Pace” Mexican sauces, “Prego” pasta sauces, and “Franco-American” canned pastas and gravies. In Europe, leading brands include “Erasco” soups in Germany and “Liebig” soups in France, and several dry soup and sauce brands: “Batchelors,” “Oxo,” “Lesieur,” “Royco,” “Liebig,” “Heisse Tasse,” “Blå Band,” “Erin,” and “McDonnells.” Additional European brands include “Homepride” sauces and “Fray Bentos” canned meats in the United Kingdom, and “Devos Lemmens” mayonnaise and cold sauces in Belgium and France. In the Asia Pacific region, the company markets “Arnott’s” biscuits, “Campbell’s” soups, and “Swanson” broths. “Godiva” chocolates are sold around the world. The company is ably supported by 25,000 full-time employees worldwide. For more information on the company, visit Campbell’s website on the Internet at www.campbellsoupcompany.com.

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CAMPBELL SOUP COMPANY CONSOLIDATED
STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	THREE MONTHS ENDED

	February	January
	1, 2004	26, 2003

Net sales	$2,100	$1,918

Costs and expenses
Cost of products sold	1,212	1,056
Marketing and selling expenses	340	329
Administrative expenses	136	128
Research and development expenses	21	21
Other expenses	2	(1)

Total costs and expenses	1,711	1,533

Earnings before interest and taxes	389	385
Interest, net	42	46

Earnings before taxes	347	339
Taxes on earnings	112	108

Net earnings	$235	$231

Per share — basic
Net earnings	$.57	$.56

Dividends	$.1575	$.1575

Weighted average shares outstanding — basic	411	411

Per share — assuming dilution
Net earnings	$.57	$.56

Weighted average shares outstanding - assuming dilution	412	411

Certain reclassifications were made to prior year financial statements.

CAMPBELL SOUP COMPANY CONSOLIDATED
STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	SIX MONTHS ENDED

	February	January
	1, 2004	26, 2003

Net sales	$4,009	$3,623

Costs and expenses
Cost of products sold	2,320	2,027
Marketing and selling expenses	633	603
Administrative expenses	259	236
Research and development expenses	42	40
Other expenses	12	2

Total costs and expenses	3,266	2,908

Earnings before interest and taxes	743	715
Interest, net	85	91

Earnings before taxes	658	624
Taxes on earnings	212	201

Earnings before cumulative effect of accounting change	446	423
Cumulative effect of accounting change	—	(31)

Net earnings	$446	$392

Per share — basic
Earnings before cumulative effect of accounting change	$1.08	$1.03
Cumulative effect of accounting change	—	(.08)

Net earnings	$1.08	$.95

Dividends	$.315	$.315

Weighted average shares outstanding — basic	411	411

Per share — assuming dilution
Earnings before cumulative effect of accounting change	$1.08	$1.03
Cumulative effect of accounting change	—	(.08)

Net earnings	$1.08	$.95

Weighted average shares outstanding - assuming dilution	412	411

In connection with the adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets,” the company recognized a non-cash charge of $31 (net of a $17 tax benefit) as a cumulative effect of accounting change for the write-down of goodwill of one business unit in the first quarter of fiscal 2003.

Certain reclassifications were made to prior year financial statements.

CAMPBELL SOUP COMPANY CONSOLIDATED
SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	THREE MONTHS ENDED

	February	January	Percent
Sales	1, 2004	26, 2003	Change

Contributions:
North America Soup and Away From Home	$894	$824	8%
North America Sauces and Beverages	324	318	2%
Biscuits and Confectionery	550	486	13%
International Soup and Sauces	332	290	14%

Total sales	$2,100	$1,918	9%

Earnings

Contributions:
North America Soup and Away From Home	$220	$209	5%
North America Sauces and Beverages	72	84	-14%
Biscuits and Confectionery	90	87	3%
International Soup and Sauces	39	34	15%

Total operating earnings	421	414	2%
Unallocated corporate expenses	(32)	(29)

Earnings before interest and taxes	389	385	1%
Interest, net	(42)	(46)
Taxes on earnings	(112)	(108)

Net earnings	$235	$231	2%

Net earnings per share — assuming dilution	$.57	$.56	2%

CAMPBELL SOUP COMPANY CONSOLIDATED
SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	SIX MONTHS ENDED

	February	January	Percent
Sales	1, 2004	26, 2003	Change

Contributions:
North America Soup and Away From Home	$1,699	$1,570	8%
North America Sauces and Beverages	651	625	4%
Biscuits and Confectionery	1,041	896	16%
International Soup and Sauces	618	532	16%

Total sales	$4,009	$3,623	11%

Earnings

Contributions:
North America Soup and Away From Home	$441	$414	7%
North America Sauces and Beverages	150	161	-7%
Biscuits and Confectionery	136	129	5%
International Soup and Sauces	74	60	23%

Total operating earnings	801	764	5%
Unallocated corporate expenses	(58)	(49)

Earnings before interest and taxes	743	715	4%
Interest, net	(85)	(91)
Taxes on earnings	(212)	(201)

Earnings before cumulative effect of accounting change	446	423	5%
Cumulative effect of accounting change	—	(31)

Net earnings	$446	$392	14%

Net earnings per share before cumulative effect of accounting change — assuming dilution	$1.08	$1.03	5%

In connection with the adoption of SFAS No. 142, the company recognized a non-cash charge of $31 (net of a $17 tax benefit), or $.08 per share, as a cumulative effect of accounting change for the write-down of goodwill of one business unit in the first quarter of fiscal 2003.

CAMPBELL SOUP COMPANY CONSOLIDATED
BALANCE SHEETS (unaudited)
(millions)

	February	January
	1, 2004	26, 2003

Current assets	$1,541	$1,484
Plant assets, net	1,871	1,757
Intangible assets, net	3,081	2,748
Other assets	303	298

Total assets	$6,796	$6,287

Current liabilities	$2,502	$3,034
Long-term debt	2,566	2,270
Nonpension postretirement benefits	301	314
Other liabilities	559	430
Shareowners’ equity	868	239

Total liabilities and shareowners’ equity	$6,796	$6,287

Total debt	$3,474	$3,627

Cash and cash equivalents	$41	$37